UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 27, 2021

UDR, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-10524	54-0857512
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado		80129
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (720) 283-6120

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	UDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ◻

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

The Board of Directors of UDR, Inc. (the “Company”) previously approved, subject to shareholder approval, the amendment and restatement of the UDR, Inc. 1999 Long-Term Incentive Plan (as amended and restated, the “Amended Plan”). At the Annual Meeting of Shareholders held on May 27, 2021 (the “Annual Meeting”), the shareholders approved the Amended Plan, which:

●	increased the number of shares reserved for issuance by 16,000,000 shares from 19,000,000 shares to 35,000,000;

●	with respect to awards granted on or after November 12, 2020, provides for double-trigger vesting in connection with a change of control, rather than single-trigger vesting, and adds a one-year minimum vesting period requirement, subject to certain exceptions; and

●	in light of the elimination of the performance-based exception under Section 162(m) of the Internal Revenue Code of 1986, as amended, eliminated provisions relating to performance-based awards that limit the types of performance goals that can be used for performance-based vesting conditions and that limit the time period within which the goals must be established.

The foregoing description is qualified in its entirety by the text of the Amended Plan, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on May 27, 2021. At the Annual Meeting, the Company’s shareholders voted on the election of nine nominated directors to serve for the ensuing year, a proposal to ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2021, a resolution to approve, on an advisory basis, the compensation of the Company’s named executive officers and a proposal to approve the Amended Plan.

As of March 29, 2021, the record date for the Annual Meeting, there were 296,815,110 shares of the Company’s common stock, 2,695,363 shares of its Series E preferred stock, and 14,381,121 shares of its Series F preferred stock issued and outstanding and entitled to vote on the proposals presented at the Annual Meeting. At the Annual Meeting, all of the nine directors were elected and all of the matters submitted for approval were approved. Set forth below are the final voting results for each of the proposals submitted to a vote of the Company’s shareholders at the Annual Meeting.

1.  At the Annual Meeting, the Company’s shareholders elected, by the vote indicated below, the following nine persons as directors of the Company, each to serve as such until the Company’s annual meeting of shareholders to be held in 2022, or until his or her respective successor is duly elected and qualified:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Katherine A. Cattanach	266,936,603	7,452,149	86,245	11,969,384
Jon A. Grove	265,331,299	9,041,410	102,288	11,969,384
Mary Ann King	272,118,143	2,275,628	81,226	11,969,384
James D. Klingbeil	251,442,490	22,929,071	103,436	11,969,384
Clint D. McDonnough	270,148,695	4,231,955	94,347	11,969,384
Robert A. McNamara	269,109,349	5,268,686	96,962	11,969,384
Diane M. Morefield	272,699,490	1,689,994	85,513	11,969,384
Mark R. Patterson	245,824,680	28,554,315	96,002	11,969,384
Thomas W. Toomey	255,315,515	15,840,099	3,319,383	11,969,384

2. At the Annual Meeting, the shareholders approved the proposal to ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2021, by the votes indicated below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
272,294,870	14,060,611	88,900	N/A

3. At the Annual Meeting, the shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, by the votes indicated below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
236,202,292	37,970,085	302,620	11,969,384

4. At the Annual Meeting, the shareholders approved the proposal to approve the Amended Plan, by the votes indicated below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
262,301,177	11,987,341	186,479	11,969,384

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	UDR, Inc. 1999 Long-Term Incentive Plan (as amended and restated May 27, 2021).

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, Inc.

June 1, 2021	By:	/s/ David G. Thatcher
David G. Thatcher
Senior Vice President and General Counsel